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                                                                Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3) and related Prospectus of Golden Books Family Entertainment, Inc. and Subsidiaries (formerly Western Publishing Group, Inc. and Subsidiaries) (the "Company") for the registration of 887,408 shares of its common stock and to the incorporation by reference therein of our report dated March 21, 1997, with respect to the consolidated financial statements and schedules of the Company included in its Annual Report, as amended (Form 10-K), for the eleven months ended December 28, 1996, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP
                                                    ----------------------
                                                    Ernst & Young LLP


New York, New York
February 3, 1998